Cornerstone OnDemand Announces Fourth Quarter and Fiscal Year 2013 Financial Results

•	Record quarterly revenue of $54.9 million, up 51% year-over-year

•	Record full year revenue of $185.1 million, up 57% year-over-year

•	Record quarterly bookings of $84.5 million, up 51% year-over-year[1]

•	Record annual bookings of $231.7 million , up 50% year-over-year[1]

•	Ended the year with over 1,600 clients and over 14 million users[2]

SANTA MONICA, Calif. – February 11, 2014 – Talent management software provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results for its fourth quarter and fiscal year ended December 31, 2013.
Revenue for the fourth quarter of 2013 was $54.9 million, representing a 51% increase compared to the same period in 2012. Revenue for the full fiscal year of 2013 was $185.1 million, an increase of 57% compared to revenue for the same period in 2012.
Bookings, which the Company defines as gross revenue plus the change in deferred revenue for the period, were $84.5 million for the fourth quarter of 2013, representing a 51% increase compared to the same period in 2012. 1 Bookings for the full fiscal year of 2013 were $231.7 million, representing a 50% increase compared to the same period in 2012.1 Deferred revenue at December 31, 2013 was $138.8 million, which was 50% higher than the balance at December 31, 2012.
“The fourth quarter capped another year of solid execution and record results for Cornerstone,” said Adam Miller, the company's President and CEO. “Our business has the benefit of many vectors of available growth, and we made strong progress across all of these dimensions last year. We saw our business expand in each of our segments, verticals, and geographies, as well as within our installed base. Quite simply, we believe that what we do–helping organizations to recruit, train and manage their people–is applicable to any group of people, anywhere in the world, and 2013 provided further validation of this belief.”
Gross profit for the fourth quarter of 2013 was $39.4 million, representing a 53% increase compared to the same period in 2012. Gross profit for the full fiscal year of 2013 was $131.6 million, an increase of 58% compared to the same period in 2012. Gross margin for the fourth quarter of 2013 was 71.8%. Gross margin for the full fiscal year of 2013 was 71.1%.
Non-GAAP gross profit for the fourth quarter of 2013 was $40.4 million, representing a 52% increase compared to the same period in 2012.1 Non-GAAP gross profit for the full fiscal year of 2013 was $135.3 million, an increase of 55% compared to the same period in 2012.1 Non-GAAP gross margin for the fourth quarter of 2013 was 73.7%.1 Non-GAAP gross margin for the full fiscal year of 2013 was 73.0%.1
The Company’s net loss for the fourth quarter of 2013 was $10.8 million, or $0.21 net loss per share. The Company’s net loss for the full fiscal year of 2013 was $40.4 million, or $0.79 net loss per share.
Non-GAAP net loss for the fourth quarter of 2013 was $1.7 million, or $0.03 net loss per share. Non-GAAP net loss for the full fiscal year of 2013 was $12.5 million, or $0.24 net loss per share.1
For the full fiscal year of 2013, net cash provided by operating activities was $17.4 million as compared to $10.3 million for the same period in 2012. For the full fiscal year of 2013, non-GAAP net cash provided by operating activities was $20.6 million as compared to $11.2 million for the same period in 2012.1
At December 31, 2013, the Company’s total cash and cash equivalents were $109.6 million, short-term investments were $199.9 million, and accounts receivable were $67.2 million, yielding a total of approximately $376.7 million. The Company’s investment in marketable securities had a weighted-average maturity date of approximately seven months.
The Company ended the quarter with over 1,600 clients and over 14 million users.2

1
Bookings, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net loss, non-GAAP net loss per share, and non-GAAP net cash provided by operating activities are non-GAAP financial measures. Please see the discussion in the section “Non-GAAP Financial Measures” and the reconciliations at the end of this release.

2	Includes contracted clients and active users of our core solution, excluding Cornerstone for Small Business (CSB) and Cornerstone for Salesforce.
Quarterly Conference Call
Cornerstone OnDemand, Inc. will host a conference call to discuss its fourth quarter and fiscal year 2013 results at 2:00 p.m. PST (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations Web site at http://investors.cornerstoneondemand.com/events.cfm. The live call can be accessed by dialing (888) 357-3694 (U.S.) or (973) 890-8276 (outside the U.S.) and referencing passcode: 57088476. A replay of the call will also be available at http://investors.cornerstoneondemand.com/events.cfm or via telephone until 11:59 p.m. PST on February 14, 2014 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 57088476.
About Cornerstone OnDemand
Cornerstone OnDemand, Inc. is a leading global provider of comprehensive talent management solutions delivered as Software-as-a-Service (SaaS). We enable organizations to meet the challenges they face in empowering their people and maximizing the productivity of their human capital. Our core solution consists of the Cornerstone Recruiting Cloud, the Cornerstone Performance Cloud, the Cornerstone Learning Cloud and the Cornerstone Extended Enterprise Cloud. In addition to our core solution, we offer Cornerstone for Small Business and Cornerstone for Salesforce. Our clients use our solutions to source and recruit top talent, develop employees throughout their careers, engage employees effectively, improve business execution, cultivate future leaders, and integrate with their external networks of customers, vendors and distributors. We currently empower more than 14 million users across 191 countries and in 41 languages. www.csod.com
Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.
Forward-looking Statements
This release contains forward-looking statements, including statements regarding Cornerstone OnDemand’s future financial performance, market growth, the demand for and benefits from the use of Cornerstone OnDemand’s solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Cornerstone OnDemand’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Cornerstone OnDemand’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Cornerstone OnDemand disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from Cornerstone OnDemand’s current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solution; our ability to compete as the talent management provider for organizations of all sizes; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; costs and reputational harm that could result from defects in our solution; the success of our strategic relationships with third parties; the loss of any of our key employees; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; unanticipated costs or liabilities related to businesses that we acquire; and other risks and uncertainties. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in Cornerstone OnDemand’s reports filed with the SEC, including its Form 10-Q filed with the SEC on November 6, 2013.
Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP. Cornerstone OnDemand has provided in this release certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include (i) non-GAAP revenue, which is defined as gross revenue plus revenue not recognized in the period due to the impact of purchase accounting rules on deferred revenue acquired through acquisitions, (ii) bookings, which are defined as gross revenue plus the change in deferred revenue for the period, (iii) non-GAAP net cash provided by operating activities, which excludes payment of premium on investments net of related amortization, acquisition and acquisition-related costs and employer-related taxes from stock-based compensation, (iv) non-GAAP net loss and non-GAAP net loss per share, which are based on non-GAAP revenue and exclude, for the periods in which they are present, stock-based compensation and employer-related payroll taxes, amortization of intangible assets, acquisition costs, adjustments to taxes related to acquisition adjustments, accretion of debt discount and amortization of debt issuance costs, (v) non-GAAP gross profit and non-GAAP gross margin, which are calculated based on non-GAAP revenue and exclude stock-based compensation and amortization of certain intangible assets reflected in cost of revenue, (vi) non-GAAP loss from operations and non-GAAP operating margin, which are calculated based on operating loss and exclude adjustments to revenue, stock-based compensation and employer-related taxes, acquisition costs, and amortization of intangible assets, and (vii) non-GAAP operating expenses which include non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense exclude stock based compensation and employer-related taxes, acquisition related costs, and amortization of intangible assets.
Cornerstone OnDemand’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating Cornerstone OnDemand’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Cornerstone excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Cornerstone OnDemand, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2013	December 31, 2012
Assets
Cash and cash equivalents	$109,583	$76,442
Short-term investments	199,925	—
Accounts receivable, net	67,191	47,528
Deferred commissions	16,634	9,354
Prepaid expenses and other current assets	14,118	8,249
Total current assets	407,451	141,573

Capitalized software development costs, net	10,665	7,007
Property and equipment, net	14,436	7,947
Intangible assets, net	4,632	6,887
Goodwill	8,193	8,193
Other assets, net	5,978	227
Total Assets	$451,355	$171,834

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$10,037	$4,849
Accrued expenses	22,288	14,986
Deferred revenue, current portion	135,322	87,759
Capital lease obligations, current portion	905	1,643
Debt, current portion	519	916
Other liabilities	4,203	3,885
Total current liabilities	173,274	114,038

Convertible notes, net	217,965	—
Other liabilities, non-current	3,111	3,592
Deferred revenue, net of current portion	3,500	4,493
Capital lease obligations, net of current portion	218	1,227
Other long-term debt, net of current portion	392	1,836
Total liabilities	398,460	125,186

Stockholders’ Equity:
Common stock	5	5
Additional paid-in capital	289,307	242,767
Accumulated deficit	(236,467)	(196,041)
Accumulated other comprehensive income (loss)	50	(83)
Total stockholders’ equity	52,895	46,648
Total Liabilities and Stockholders’ Equity	$451,355	$171,834

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue	$54,856	$36,426	$185,129	$117,914
Cost of revenue [1,2]	15,488	10,722	53,548	34,591
Gross profit	39,368	25,704	131,581	83,323
Operating expenses:
Sales and marketing [1]	31,852	21,280	109,737	73,563
Research and development [1]	5,893	4,261	21,260	14,886
General and administrative [1]	9,215	7,566	33,572	25,912
Amortization of certain acquired intangible assets	251	251	1,004	739
Total operating expenses	47,211	33,358	165,573	115,100
Loss from operations	(7,843)	(7,654)	(33,992)	(31,777)
Other income (expense):
Interest income	205	—	357	—
Interest expense	(3,001)	(84)	(6,563)	(442)
Other, net	(213)	82	(356)	40
Other income (expense), net	(3,009)	(2)	(6,562)	(402)
Loss before income tax benefit	(10,852)	(7,656)	(40,554)	(32,179)
Income tax benefit	97	239	128	789
Net loss	$(10,755)	$(7,417)	$(40,426)	$(31,390)
Net loss per share, basic and diluted	$(0.21)	$(0.15)	$(0.79)	$(0.63)
Weighted average common shares outstanding, basic and diluted	52,185	50,486	51,427	49,929

1	Includes stock-based compensation and employer-related taxes as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Cost of revenue	$746	$356	$2,324	$1,669
Sales and marketing	3,486	1,800	10,651	4,101
Research and development	702	354	2,129	982
General and administrative	1,936	1,494	6,905	5,652
Total	$6,870	$4,004	$22,009	$12,404

2	Cost of revenue includes amortization of intangibles as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Cost of revenue	$313	$305	$1,252	$964

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Cash flows from operating activities:
Net loss	$(10,755)	$(7,417)	$(40,426)	$(31,390)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,703	2,098	9,700	7,037
Accretion of debt discount and amortization of debt issuance costs	2,006	37	4,273	143
Purchased investment premium, net of amortization	1,000	—	(2,031)	—
Unrealized foreign exchange (gain) loss	(133)	(145)	242	(182)
Stock-based compensation expense	6,577	3,909	20,840	12,207
Deferred income taxes	(515)	(398)	(865)	(965)
Changes in operating assets and liabilities:
Accounts receivable	(11,001)	(2,196)	(19,046)	(12,254)
Deferred commissions	(4,044)	(5,119)	(7,085)	(5,691)
Prepaid expenses and other assets	(1,808)	(780)	(6,057)	(4,188)
Accounts payable	2,071	(1,466)	5,082	190
Accrued expenses	4,520	5,201	6,828	6,325
Deferred revenue	28,668	19,584	45,230	35,327
Other liabilities	206	780	746	3,735
Net cash provided by operating activities	19,495	14,088	17,431	10,294
Cash flows from investing activities:
Purchases of investment securities	—	—	(203,959)	—
Maturities of investment securities	723	—	6,182	—
Purchases of property and equipment	(2,295)	(1,776)	(8,762)	(2,123)
Capitalized software costs	(1,919)	(1,368)	(6,906)	(5,030)
Cash paid for acquisition, net of cash acquired	—	—	—	(12,428)
Net cash used in investing activities	(3,491)	(3,144)	(213,445)	(19,581)
Cash flows from financing activities:
Proceeds from convertible notes and payments of debt issuance costs	—	—	245,664	—
Payments for convertible note hedges	—	—	(49,537)	—
Proceeds from the issuance of warrants	—	—	23,225	—
Proceeds from issuance of debt	—	1,043	1,914	1,043
Repayment of debt	(137)	(260)	(4,038)	(1,510)
Principal payments under capital lease obligations	(358)	(523)	(1,747)	(1,919)
Proceeds from stock option and warrant exercises	4,209	714	13,447	2,698
Net cash provided by financing activities	3,714	974	228,928	312
Effect of exchange rate changes on cash and cash equivalents	224	32	227	8
Net increase (decrease) in cash and cash equivalents	19,942	11,950	33,141	(8,967)
Cash and cash equivalents at beginning of period	89,641	64,492	76,442	85,409
Cash and cash equivalents at end of period	$109,583	$76,442	$109,583	$76,442

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF REVENUE TO NON-GAAP REVENUE, GROSS MARGIN TO NON-GAAP GROSS MARGIN, LOSS FROM OPERATIONS TO NON-GAAP LOSS FROM OPERATIONS AND OPERATING MARGIN TO NON-GAAP OPERATING MARGIN
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Revenue	$54,856	$36,426	$185,129	$117,914
Cost of revenue	15,488	10,722	53,548	34,591
Gross profit	$39,368	$25,704	$131,581	$83,323
Gross margin	71.8%	70.6%	71.1%	70.7%

Revenue	$54,856	$36,426	$185,129	$117,914
Adjustments to revenue [1]	—	293	169	1,440
Non-GAAP revenue	$54,856	$36,719	$185,298	$119,354

Cost of revenue	$15,488	$10,722	$53,548	$34,591
Adjustments to costs of revenue
Amortization of intangible assets	(313)	(305)	(1,252)	(964)
Stock based compensation and employer-related taxes	(746)	(356)	(2,324)	(1,669)
Total adjustments to cost of revenue	(1,059)	(661)	(3,576)	(2,633)
Non-GAAP costs of revenue	14,429	10,061	49,972	31,958
Non-GAAP gross profit	$40,427	$26,658	$135,326	$87,396
Non-GAAP gross margin	73.7%	72.6%	73.0%	73.2%

Loss from operations	$(7,843)	$(7,654)	$(33,992)	$(31,777)
Operating margin	(14.3)%	(21.0)%	(18.4)%	(26.9)%
Adjustments to loss from operations
Adjustments to revenue [1]	—	293	169	1,440
Stock-based compensation and employer-related taxes	6,870	4,004	22,009	12,404
Acquisition costs	—	—	—	747
Amortization of intangible assets	564	556	2,256	1,703
Total adjustments to loss from operations	7,434	4,853	24,434	16,294
Non-GAAP loss from operations	$(409)	$(2,801)	$(9,558)	$(15,483)
Non-GAAP operating margin	(0.7)%	(7.6)%	(5.2)%	(13.0)%

1
Due to purchase accounting rules, upon acquisition, Cornerstone recorded an adjustment of $1.6 million to reduce the balance of deferred revenue related to the assumed client contracts acquired from Sonar Limited. As a result of this adjustment, $0.2 million of revenue was not recognized during the year ended December 31, 2013, and $0.3 million and $1.4 million for the three months and year ended December 31, 2012, respectively. Therefore, revenue is adjusted by an increase of $0.2 million to arrive at non-GAAP revenue for the year ended December 31, 2013, and $0.3 million and $1.4 million for the three months and year ended December 31, 2012, respectively.

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF NET LOSS TO NON-GAAP NET LOSS AND NON-GAAP NET LOSS PER SHARE
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net loss	$(10,755)	$(7,417)	$(40,426)	$(31,390)
Adjustments to net loss
Stock-based compensation and employer-related payroll taxes	6,870	4,004	22,009	12,404
Acquisition related:
Adjustments to revenue [1]	—	293	169	1,440
Amortization of intangible assets	492	492	1,969	1,446
Acquisition costs	—	—	—	747
Adjustments for income tax benefit [2]	(391)	(302)	(742)	(964)
Accretion of debt discount and amortization of debt issuance costs [3]	2,005	—	4,272	—
Other amortization costs and other expenses	72	64	287	358
Total adjustments to net loss	9,048	4,551	27,964	15,431
Non-GAAP net loss	$(1,707)	$(2,866)	$(12,462)	$(15,959)
Weighted-average common shares outstanding, basic and diluted	52,185	50,486	51,427	49,929
Non-GAAP net loss per share	$(0.03)	$(0.06)	$(0.24)	$(0.32)

1
As of December 31, 2013, approximately $0.2 million in estimated revenues were not recognized during the year ended December 31, 2013, and $0.3 million and $1.4 million for the three months and year ended December 31, 2012, respectively, due to purchase accounting rules.

2	Income tax effects related to acquisition related adjustments.
3
Debt discount accretion and debt issuance cost amortization has been recorded in connection with our issuance of $253.0 million in convertible notes on June 17, 2013. These expenses represent non-cash charges that have been recorded in accordance with the authoritative accounting literature for such transactions.

Cornerstone OnDemand, Inc.
CALCULATIONS OF BOOKINGS
(dollars in thousands)
(unaudited)

	Deferred Revenue Balance	Three Months Ended December 31, 2013

Revenue		$54,856
Deferred revenue at September 30, 2013	$109,212
Deferred revenue at December 31, 2013	138,822
Change in deferred revenue	29,610	29,610
Bookings		$84,466

	Deferred Revenue Balance	Three Months Ended December 31, 2012

Revenue		$36,426
Deferred revenue at September 30, 2012	$72,622
Deferred revenue at December 31, 2012	92,252
Change in deferred revenue	19,630	19,630
Bookings		$56,056

Percentage period-over-period increase in bookings for the three months ended December 31, 2013		51%

	Deferred Revenue Balance	Year Ended December 31, 2013

Revenue		$185,129
Deferred revenue at December 31, 2012	$92,252
Deferred revenue at December 31, 2013	138,822
Change in deferred revenue	46,570	46,570
Bookings		$231,699

	Deferred Revenue Balance	Year Ended December 31, 2012

Revenue		$117,914
Deferred revenue at December 31, 2011	$55,880
Deferred revenue at December 31, 2012	92,252
Change in deferred revenue	36,372	36,372
Bookings		$154,286

Percentage period-over-period increase in bookings for the year ended December 31, 2013		50%

Cornerstone OnDemand, Inc.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO NON-GAAP NET CASH PROVIDED BY OPERATING ACTIVITIES
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net cash provided by operating activities	$19,495	$14,088	$17,431	$10,294
Payment of acquisition related costs	—	—	—	747
Payment of employer related taxes from stock-based compensation	293	95	1,169	198
Purchased investment premium, net of amortization	(1,000)	—	2,031	—
Non-GAAP net cash provided by operating activities	$18,788	$14,183	$20,631	$11,239

Cornerstone OnDemand, Inc.

Investor Relations Contact:
Alexandra Geller
Cornerstone OnDemand
Phone: +1 (310) 752-1870
ageller@csod.com
or
Media Contact:
Elizabeth Flax
Cornerstone OnDemand
Phone: +1 (310) 752-1860
eflax@csod.com

Source: Cornerstone OnDemand